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Exhibit 4.02

ALIBRIS

AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

        THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement") is entered into as of the 18th day of February, 2004, by and among ALIBRIS, a California corporation (the "Company"), the holders set forth on Exhibit A attached hereto of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (the "Investors" and each an "Investor"), and solely with respect to Section 5 and Section 6 hereof, the holders set forth on Exhibit B attached hereto of the Company's Common Stock (the "Common Shareholders" and each a Common Shareholder").

RECITALS

        WHEREAS, certain of the Investors (collectively, the "Existing Investors") hold shares of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock Series D Preferred Stock and/or Series E Preferred Stock and possess registration rights, information rights and other rights pursuant to an Amended and Restated Investor Rights Agreement dated July 11, 2001, among the Company, the Series A Investors, the Series B Investors, the Series C Investors, the Series D Investors and the Series E Investors (the "Existing Rights Agreement"), which Existing Rights Agreement conferred registration rights, information rights and other rights upon the Existing Investors;

        WHEREAS, the Company and certain of the Investors (the "Series F Investors") are parties to the Series F Preferred Stock Purchase Agreement of even date herewith (the "Series F Agreement"), pursuant to which the Company will sell and issue to the Existing Investors and certain new Investors shares of the Company Series F Preferred Stock; and

        WHEREAS, the Existing Investors and the Company desire to amend and restate the Existing Agreement as set forth herein so as to, among other things, provide to the Series F Investors registration rights, information and board-representation rights and certain other rights as set forth herein.

        NOW, THEREFORE, the parties mutually agree as follows:

SECTION 1.    GENERAL

        1.1    Definitions.    As used in this Agreement the following terms shall have the following respective meanings:

          "Affiliate" means with regard to a particular person or entity, another person or entity which controls, is controlled by or is under common control with such person or entity, including in the case of an Investor, entities under common management with such Investor which shall include investment funds managed by such Investor or the directors, officers, members or partners of such Investor.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

          "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

          "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

          "Preferred Shares" shall mean the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock held by the Investors and their permitted assigns.

          "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Securities" means (a) Common Stock of the Company issued or issuable upon conversion of the Preferred Shares and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities, and (c) with respect to each of Aberdare Ventures, Prosper Partners, Michael Solomon, Marc Abramowitz and Charles Ferguson (each, a "1998 Warrant Holder"), on and after such time as such 1998 Warrant Holder has executed this Agreement, the Common Stock of the Company issued or issuable upon exercise or conversion of the Warrant to Purchase Shares of Common Stock of Alibris dated as of November 10, 1998 issued to such 1998 Warrant Holder. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

          "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

          "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). Notwithstanding the foregoing, Registration Expenses does not include Selling Expenses.

          "SEC" or "Commission" means the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

SECTION 2.    REGISTRATION; RESTRICTIONS ON TRANSFER

        2.1    Restrictions on Transfer.

          (a)   Each Holder agrees not to make any disposition of all or any portion of the Preferred Shares or Registrable Securities unless and until:

              (i)  There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

             (ii)  (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except under unusual circumstances.

            (iii)  Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to its shareholders in accordance with their interest in the corporation, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) an entity or individual transferring to an Affiliate of such entity or individual, or (E) an individual transferring to the Holder's family member or trust for the benefit of an individual Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if such transferee were an original Holder hereunder.

          (b)   Each certificate representing Preferred Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          (c)   The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (d)   Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue-sky authority authorizing such removal.

        2.2    Demand Registration.

          (a)   Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of at least 40% of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with aggregate proceeds of at least $20,000,000, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

          (b)   If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          (c)   The Company shall not be required to effect a registration pursuant to this Section 2.2:

              (i)  prior to the earlier of (A) July 11, 2004 or (B) one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;

             (ii)  during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering or a public offering; provided that the Company uses its best efforts to cause such registration statement to become effective;

            (iii)  if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below;

            (iv)  if within 30 days of receipt of a written request from the Initiating Holders pursuant to this Section 2.2, the Company gives notice to the Initiating Holders of the Company's intention to file a registration statement (other than a registration statement relating either to the issuance of securities pursuant to an employee benefit plan or pursuant to an SEC Rule 145 transaction) covering shares of Common Stock within 60 days, provided that the Company is actively employing in good faith all reasonable efforts to cause such filing and does so file within said 60-day period;

             (v)  if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 2.2 a certificate, signed by the Chairman of the Board of the Company, stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed or effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of registration request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any 12 month period; or

            (vi)  after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective.

        2.3    Piggyback Registrations.    The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding (i) registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act and (ii) a registration statement pertaining to the Initial Offering (provided that the only securities to be sold in such Initial Offering are to be for the account of the Company and such registration does not include shares of any selling shareholders)) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (a)    Underwriting.    If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any shareholder of the Company (other than a Holder) on a pro rata basis. Notwhithstanding the foregoing, no such reduction shall reduce the amount of securities of the selling Holders included in the registration below forty percent (40%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders, without the written consent of Holders of not less than sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, former members and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

          (b)    Right to Terminate Registration.    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

        2.4    Form S-3 Registration.    In case the Company shall receive from any Holder or Holders of at least 10% of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a)   promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          (b)   as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

              (i)  if Form S-3 (or any successor or similar form) is not available for such offering by the Holders;

             (ii)  if the Holders, together with the holders of any other securities of the Company entitled to and requesting inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than two million dollars ($2,000,000);

            (iii)  in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;

            (iv)  if the Company has effected one (1) registration under this Section 2.4 within the prior 12 months;

             (v)  if within 30 days of receipt of a written request from the Holders requesting a registration on Form S-3 pursuant to this Section, the Company gives notice to the Holders of the Company's intention to file a registration statement (other than a registration statement relating either to the issuance of securities pursuant to an employee benefit plan or pursuant to an SEC Rule 145 transaction) covering shares of Common Stock within 60 days, provided that the Company is actively employing in good faith all reasonable efforts to cause such filing and does so file within said 60-day period; or

            (vi)  if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board or the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration statement to be filed or effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the initial request of the

    Holder or Holders under this Section 2.4; provided that the Company shall not utilize this right more than once in any twelve (12) month period.

          (c)   Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

        2.5    Expenses of Registration.    Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred by the selling shareholders in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.

        2.6    Obligations of the Company.    Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a)   Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

          (b)   Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

          (c)   Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d)   Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e)   In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing.

          (g)   Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

        2.7    Termination of Registration Rights.    All registration rights granted under this Section 2 shall terminate and be of no further force and effect five (5) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire to the extent that Registrable Securities held by and issuable to such Holder (and its Affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

        2.8    Delay of Registration; Furnishing Information.

          (a)   No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          (b)   It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably requested to effect the registration of their Registrable Securities.

          (c)   The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

        2.9    Indemnification.    In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

          (a)   To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

          In addition, the Company shall not be required to indemnify any person against any liability arising (i) from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus provided that the Company has timely furnished the selling Holders any such final prospectus, or (ii) out of the failure of any person to deliver a prospectus as required by the Securities Act, provided that the Company has timely furnished the selling Holders any such prospectus.

          (b)   To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

          (c)   Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

          (d)   If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

          (e)   The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        2.10    Assignment of Registration Rights.    The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, Affiliate, member or retired member or shareholder of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, or (c) is an Affiliate of a Holder, or (d) acquires at least one hundred fifty six thousand (156,000) shares of Registrable Securities (as adjusted for stock splits, combinations and the like); provided, however, (i) the transferor shall, promptly after such transfer and in any event within 15 days, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

        2.11    Amendment of Registration Rights.    Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

        2.12    Limitation on Subsequent Registration Rights.    Other than as provided under Section 6.6(d), after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding, including the Holders of at least a majority of the Preferred Shares (or Common Stock issued upon the conversion of such shares) then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights pari passu or senior to those granted to the Holders hereunder.

        2.13    "Market Stand-Off" Agreement; Agreement to Furnish Information.    Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that:

              (i)  such agreement shall apply only to the Company's Initial Offering; and

             (ii)  all officers, directors and 1% shareholders of the Company enter into similar agreements.

        Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be reasonably requested by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

        2.14    Rule 144 Reporting.    With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          (a)   Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

          (b)   File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

          (c)   So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3.    COVENANTS OF THE COMPANY

        3.1    Basic Financial Information and Reporting.

          (a)   The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

          (b)   As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company will furnish each Investor (or to such Investor's Affiliate, if so requested by such Investor) holding at least five hundred thousand (500,000) shares of Registrable Securities (as adjusted for any stock splits, combinations and the like) (a "Major Investor") a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

          (c)   The Company will furnish each Major Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

          (d)   The Company will furnish each Major Investor (i) on or before the commencement of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

        3.2    Inspection Rights.    Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors reasonably determines in good faith is confidential and should not, therefore, be disclosed.

        3.3    Confidentiality of Records.    Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, member, subsidiary, parent or representative of such Investor for the purpose of evaluating its investment in the Company as long as such partner, member, subsidiary, parent or representative is advised of the confidentiality provisions of this Section 3.3; (ii) as compelled by court order or subpoena; provided, however, that such Investor shall, as soon as and to the extent reasonably possible, notify the Company in writing of any such requirement and shall cooperate with the Company in obtaining protective or similar orders with respect thereto; or (iii) to its auditors so long as such auditors have entered into confidentiality agreements with such Investor and have been advised of the confidentiality provisions of this Section 3.3.

        3.4    Reservation of Common Stock.    The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Shares, all Common Stock issuable from time to time upon such conversion.

        3.5    Stock Vesting.    Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the company, and (b) seventy-five percent (75%) of such stock shall vest monthly over the remaining three (3) years. Unless otherwise approved by the Board, with respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person. Unless otherwise approved by the Board, unvested shares of Common Stock shall not be transferable by the holder thereof.

        3.6    Proprietary Information and Inventions Agreement.    The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in the form attached to the Series F Agreement.

        3.7    Termination of Covenants.    All covenants of the Company contained in Section 3 of this Agreement shall expire and terminate as to each Investor upon the effective date of the registration statement pertaining to the Initial Offering.

SECTION 4.    RIGHTS OF FIRST REFUSAL

        4.1    Subsequent Offerings.    Each Holder of at least 78,864 shares of Registrable Securities (aggregating the shares of Holder and such Holder's Affiliates, if any) (as adjusted for stock splits, combinations and the like) (a "Substantial Investor") shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Substantial Investor's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Preferred Shares) of which such Substantial Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Preferred Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock and/or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security),

(iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

        4.2    Exercise of Rights.    If the Company proposes to issue any Equity Securities, it shall give each Substantial Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Substantial Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

        4.3    Issuance of Equity Securities to Other Persons.    If not all of the Substantial Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Substantial Investors who do so elect and shall offer such Substantial Investors the right to acquire such unsubscribed shares. The Substantial Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Substantial Investors fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Substantial Investor's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Substantial Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Substantial Investors in the manner provided above.

        4.4    Termination and Waiver of Rights of First Refusal.    The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the effective date of the registration statement pertaining to the Company's Initial Offering. The rights of first refusal established by this Section 4 may be amended, or any provision waived with the written consent of Substantial Investors holding a majority of the Registrable Securities held by all Substantial Investors, or as permitted by Section 6.6.

        4.5    Transfer of Rights of First Refusal.    The rights of first refusal of each Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions, as any transfer of registration rights pursuant to Section 2.10.

        4.6    Excluded Securities.    The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

          (a)   up to an aggregate amount of 6,940,000 shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (net of all cancellations, terminations and repurchases and as adjusted for any stock splits, combinations and the like) issued or to be issued to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

          (b)   stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, or pursuant to options or warrants outstanding as of the date of this Agreement;

          (c)   stock issued pursuant to any such rights or agreements granted after the date of this Agreement; provided that the rights of first refusal established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

          (d)   shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

          (e)   shares of Common Stock issued upon conversion of the Preferred Shares;

          (f)    any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

          (g)   any Equity Securities issued in connection with any strategic acquisition or partnership relationship approved by the Board;

          (h)   any Equity Securities issued pursuant to the terms of the Series F Agreement;

          (i)    up to 1,470,981 shares of Common Stock (including options, warrants and rights to purchase Common Stock) issued to any bank, equipment lessor, lender, financial institution or similar financing source, in bona fide arm's length transactions primarily for non-capital raising purposes which are approved by the Board; and

          (j)    any Equity Security (including options, warrants and rights to purchase Common Stock or Preferred Stock) issued or issuable pursuant to transactions, agreements or other arrangements that are approved by holders of a majority of the outstanding Preferred Shares as being excluded from the Right of First Refusal set forth in this Section 4.

SECTION 5.    VOTING COVENANTS

        5.1    Size of Board of Directors.    During the term of this Agreement, each Investor and Common Shareholder agrees to vote all shares of capital stock of the Company now or hereafter directly or indirectly owned (of record or beneficially) by such Investor and/or Common Shareholder to maintain the authorized number of members of the Board of Directors of the Company at seven (7) directors.

        5.2    Election of Board of Directors.    During the term of this Agreement, each Investor and Common Shareholder agrees to vote all shares of capital stock of the Company now or hereafter directly or indirectly owned (of record or beneficially) by such Investor and/or Common Shareholder, in such manner as may be necessary to elect (and maintain in office) as members of the Company's Board of Directors, the following individuals:

          (a)   three (3) individuals designated from time to time in a writing delivered to the Company and signed by the Investors who, at the time in question, hold Series A Preferred Stock of the Company representing at least a majority of the voting power of all issued and outstanding shares of Series A Preferred Stock of the Company then held by all Investors (the "Series A Designees"), which individuals initially will be Paul Klingenstein, Michael Keller and one undesignated individual.

          (b)   one (1) individual designated from time to time in a writing delivered to the Company and signed by Weiss, Peck & Greer Venture Associates V, L.L.C. ("Lightspeed") (provided that at the time it together with its affiliates holds Series B Preferred Stock of the Company) (the "Series B Designee"), which individual initially will be Amal Johnson;

          (c)   one (1) individual designated from time to time in a writing delivered to the Company and signed by the Investors who, at the time in question, hold Series D Preferred Stock of the Company representing at least a majority of the voting power of all issued and outstanding shares of Series D Preferred Stock of the Company then held by all Investors (the "Series D Designee"), which individual initially will be undesignated;

          (d)   two (2) individuals designated from time to time in a writing delivered to the Company and signed by the Common Shareholders who, at the time in question, hold shares of issued and outstanding Common Stock of the Company representing at least a majority of the voting power of all issued and outstanding shares of Common Stock of the Company then held by all the Common Shareholders, one of which will be the Company's Chief Executive Officer (the "Common Shareholders' Designees"). The Common Shareholders' Designees initially will be Martin Manley (the Company's Chief Executive Officer as of the date hereof) and Richard Weatherford.

For purposes of this Agreement: (i) any individual who is designated for election to the Company's Board of Directors pursuant to the foregoing provisions of this Section 5.2 is hereinafter referred to as a "Board Designee"; and (ii) any individual, entity, or group of individuals and/or entities who has the right to designate one (1) or more Board Designees for election to the Company's Board of Directors pursuant to the foregoing provisions of this Section 5.2 is hereinafter referred to as a "Designator" or as "Designators", as applicable.

        5.3    Changes in Board Designees.    From time to time during the term of this Agreement, a Designator or Designators may, in their sole discretion:

          (a)   elect to remove from the Company's Board of Directors any incumbent Board Designee who occupies a Board seat for which such Designator or Designators are entitled to designate the Board Designee under Section 5.2; and/or

          (b)   designate a new Board Designee for election to a Board seat for which such Designator or Designators are entitled to designate the Board Designee under Section 5.2 (whether to replace a prior Board Designee or to fill a vacancy in such Board seat);

provided such removal and/or designation of a Board Designee is approved in a writing signed by Designators who are entitled to designate such Board Designee under Section 5.2, in which case such election to remove a Board Designee and/or elect a new Board Designee will be binding on all such Designators. In the event of such a removal and/or designation of a Board Designee under this Section 5.3, the Investors and Common Shareholders shall vote their shares of the Company's capital stock as provided in Section 5.2 to cause: (a) the removal from the Company's Board of Directors of the Board Designee or Designees so designated for removal by the appropriate Designators or Designators; and (b) the election to the Company's Board Directors of any new Board Designee or Designees so designated for election to the Company's Board of Directors by the appropriate Designator or Designators.

The Company shall promptly give each of the Investors and Common Shareholders written notice of any change in composition of the Company's Board of Directors and of any proposal by a Designator or Designators to remove or elect a new Board Designee. In any election of directors pursuant to this Section 5, the Investors and Common Shareholders shall vote their shares in a manner sufficient to elect to the Company's Board of Directors the individuals to be elected thereto as provided in this Section 5, utilizing cumulative voting, if and to the extent necessary to do so.

        5.4    Further Assurances.    Each of the Investors and Common Shareholders and the Company agree not to vote any shares of Company's capital stock, or to take any other actions, that would in any manner defeat, impair, be inconsistent with or adversely affect the stated intentions of the parties under Section 5 of this Agreement. The Company agrees to use commercially reasonable efforts to provide that the Investors and Common Shareholders enjoy the benefits provided under Section 5 of this Agreement and that it will not, by any voluntary action, avoid or seek to avoid the observance of the performance of any of the terms to be performed under by the Company under this Section 5, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such actions as may be reasonably necessary to protect the rights of the Investors and Common Shareholders under this Section 5 against impairment.

        5.5    Effect on Transferees.    Each and every transferee or assignee of any shares of capital stock of the Company from any Investor or Common Shareholder shall be bound by and subject to the terms and conditions of this Agreement that are applicable to the transferor or assignor of such shares, and the Company shall require, as a condition precedent to the transfer of any shares of capital stock of the Company subject to this Agreement, that the transferee agrees in writing to be bound by, and subject to, all the terms and conditions of this Agreement.

        5.6    Termination of Voting Covenants.    The voting covenants set forth in this Section 5 shall terminate upon and not apply after the effective date of the registration statement pertaining to the Initial Offering.

        5.7    Termination of Prior Voting Agreement.    The Company and each undersigned Investor who is a party to that certain Voting Agreement dated as of May 13, 1999 by and among the Company and certain of the Investors (the "1999 Voting Agreement") (which undersigned Investors collectively represent at least a majority in interest of the "Series B Investors" as such term is defined therein) agree that the 1999 Voting Agreement is hereby terminated.

        5.8    Agreement to Terminate Voting Covenant in Omnibus Agreement and Consent.    The Company, each undersigned Investor who is a party to that certain Omnibus Agreement and Consent dated as of December 15, 1998 by and among the Company and certain shareholders of the Company, as amended (the "Omnibus Agreement"), and the undersigned Bedrock Capital Partners I, LP, Credit Suisse First Boston Bedrock Fund, LP, and VBW Employee Bedrock Fund, LP (collectively, the "Bedrock Entities") agree that the voting covenant contained in Section 7(b) of the Omnibus Agreement shall terminate as of the closing of the Initial Offering. In addition, the undersigned Bedrock Entities hereby acknowledge and agree on behalf of "Bedrock Capital Partners" (as such term is used in the Omnibus Agreement) that from, on and after the consummation of Initial Offering "Bedrock Capital Partners" (as such term is used in the Omnibus Agreement) waives the benefits of, and will not seek enforcement of, the voting covenant contained in Section 7(b) of the Omnibus Agreement.

        5.9    Prior Registration Rights for Certain Warrants Superseded.    The Company and each undersigned 1998 Warrant Holder hereby agree that the registration and other rights provided to such 1998 Warrant Holder by this Agreement shall replace and supersede all registration rights provided to such 1998 Warrant Holder pursuant to Section 7 of the Warrant to Purchase Shares of Common Stock of Alibris dated as of November 10, 1998 issued to such 1998 Warrant Holder.

SECTION 6.    MISCELLANEOUS

        6.1    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        6.2    Survival.    The representations and warranties made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby.

        6.3    Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

        6.4    Entire Agreement.    This Agreement, the Exhibits hereto, the Series F Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. This Agreement is intended to and does supercede the Existing Rights Agreement.

        Pursuant to Sections 2.11, 2.12, 4.4 and 6.6 of the Existing Rights Agreement, the undersigned Existing Investors, representing (a) the Holders of at least sixty-six and two-thirds percent (66 2/3%) of the currently outstanding Registrable Securities (as defined in the Existing Rights Agreement), (b) Substantial Investors (as defined in the Existing Rights Agreement) holding at least a majority of the Registrable Securities currently held by all Substantial Investors thereunder and (c) Common Shareholders (as defined in the Existing Rights Agreement) holding at least a majority of the shares of the Company's Common Stock currently held by all Common Shareholders thereunder, hereby consent to this amendment and restatement of the Existing Rights Agreement and hereby agree to waive and/or affirm the waiver on their own and on behalf of all Substantial Investors, of (i) any right of first refusal or other right to purchase shares with respect to the issuance of up to 3,823,507 shares of Series F Preferred Stock pursuant to the Series F Agreement (the "Series F Offering"), including, without limitation, under Section 4 of the Existing Rights Agreement, to the extent that any Substantial Investor is not purchasing its pro rata share of such stock; and (ii) any notice requirement in connection with such rights, including, without limitation, under Section 4 of the Existing Rights Agreement. In addition, each Existing Investor waives any and all contractual or other rights of first refusal or preemptive rights such Investor may have with respect to (i) the Series F Offering, to the extent that each Existing Investor is not purchasing its pro rata share of such stock; and (ii) any notice requirement under any such contract or other right with respect to the Series F Offering.

        6.5    Severability.    In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        6.6    Amendment and Waiver; New Investors.

          (a)   Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least two-thirds (66 2/3%) of the then-outstanding Registrable Securities.

          (b)   Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding Registrable Securities.

          (c)   Notwithstanding anything herein to the contrary, the provisions of Section 5 hereof only may be amended, modified or waived with the written consent of the holders of (i) at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then held by the Investors, and (ii) at least a majority of the shares of the Company's Common Stock then held by the Common Shareholders; provided, however, that no amendment, modification or waiver that modifies or eliminates the rights of Lightspeed with respect to Lightspeed's right to designate a director pursuant to Section 5.2(b) hereof shall be effective without the written consent of Lightspeed.

          (d)   Notwithstanding anything herein to the contrary, if pursuant to Section 2.3 of the Series F Agreement, one or more additional parties become "Purchasers" under the Series F Agreement, then any such Purchaser may, with the Company's consent, become a party to this Agreement as an "Investor" hereunder, without the need of obtaining any consent, approval or signature of any Existing Investor or other Investor, by executing and delivering to the Company one or more counterpart signature pages to this Agreement as an Investor.

        6.7    Delays or Omissions.    It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance of any other party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party's part of any breach, default or noncompliance under the Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to the parties hereto, shall be cumulative and not alternative.

        6.8    Notices.    All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address provided by such party to the other parties to this Agreement or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

        6.9    Attorneys' Fees.    In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        6.10    Titles and Subtitles.    The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        6.11    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        6.12    Injunctive Relief.    Each Investor and Common Shareholder acknowledges and agrees that any breach by any of them of Section 5 hereof shall cause the other Investors and/or Common Shareholders irreparable harm that may not be adequately compensable by money damages. Accordingly, in the event of a breach or threatened breach by an Investor and/or Common Shareholder of any provision of Section 5 hereof, the Company and each other Investor and Common Shareholder shall each be entitled to the remedies of specific performance, injunction or other preliminary or equitable relief, including the right to compel any such breaching Investor or Common Shareholder, as appropriate, to vote such Investor's or Common Shareholder's shares of capital stock of the Company in accordance with the provisions of Section 5 hereof, in addition to such other rights remedies as may be available to the Company or any nonbreaching Investor or nonbreaching Common Shareholder for any such breach or threatened breach, including but not limited to the recovery of money damages.

        6.13    Aggregation of Stock.    All shares of Registrable Securities held or acquired by Affiliated entities shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[THIS SPACE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:
ALIBRIS
By:	/s/ MARTIN MANLEY
Its:	PRESIDENT & CEO

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:
/s/ MARTIN MANLEY Martin Manley
/s/ RICHARD WEATHERFORD Richard Weatherford
/s/ THOMAS SAWYER Thomas Sawyer

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMMON SHAREHOLDERS:
/s/ MARTIN MANLEY Martin Manley
/s/ RICHARD WEATHERFORD Richard Weatherford
/s/ THOMAS SAWYER Thomas Sawyer
/s/ BRADFORD COUNCILMAN Bradford Councilman

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

ABERDARE VENTURES
By:	Aberdare GP, L.L.C. Its General Partner
By:	/s/ PAUL KLINGENSTEIN Paul Klingenstein, Managing Member
PROSPER PARTNERS
By:	/s/ PAUL KLINGENSTEIN Paul Klingenstein, General Partner

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:
JOSEPH BRILANDO
/s/ JOSEPH BRILANDO Joseph Brilando

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:
Signature block for individuals:
By:

Print Name:

Signature block for entities:
F&W Investments LLC—Series 2003 [Print entity name]
By:	/s/ LAIRD H. SIMONS III
Name:	Laird H. Simons III
Title:	Managing Member

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:
STEVEN E. HILL
/s/ STEVEN E. HILL Steven E. Hill

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:
KBOOK INVESTORS LLC
By:	/s/ SHANT MARDIROSSIAN Shant Mardirossian, Secretary

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:
RUSS KLEIN
/s/ RUSS KLEIN Russ Klein

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:
Signature block for individuals:
By:

Print Name:

Signature block for entities:
Louie Properties [Print entity name]
By:	/s/ LAWRENCE LOUIE
Name:	Lawrence Louie
Title:	General Partner

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:
Signature block for individuals:
By:	/s/ LAWRENCE LOUIE
Print Name:	Lawrence Louie
Signature block for entities:
[Print entity name]
By:

Name:

Title:

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:
MARK NASON
/s/ MARK NASON Mark Nason

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

SILICON VALLEY BANCSHARES
By:	/s/ SHAWN STREET Shawn Street, Merchant Bank Controller

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:
JOSEPH AND ALICE D. SULLIVAN
/s/ JOSEPH E. SULLIVAN Joseph Sullivan
/s/ ALICE D. SULLIVAN Alice D. Sullivan

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:
Signature block for individuals:
By:

Print Name:

Signature block for entities:
DEWILDE FAMILY TRUST [Print entity name]
By:	/s/ DAVID DEWILDE
Name:	DAVID DEWILDE
Title:	TRUSTEE

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:
THE FREDERICK W. GLUCK 1997 FAMILY TRUST DATED JULY 28, 1997
By:	/s/ FREDERICK W. GLUCK Frederick W. Gluck, Trustee

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

WPG Enterprise Fund III, L.L.C. WPG VC Fund Adviser, L.L.C., Fund Investment Advisory Member
By:	/s/ AMAL JOHNSON Amal Johnson, Managing Member
Weiss, Peck & Greer Venture Associates IV, L.L.C. WPG VC Fund Adviser, L.L.C., Fund Investment Advisory Member
By:	/s/ AMAL JOHNSON Amal Johnson, Managing Member
Weiss, Peck & Greer Venture Associates IV Cayman, L.P. By: WPG VC Fund Adviser, L.L.C., General Partner
By:	/s/ AMAL JOHNSON Amal Johnson, Managing Member
WPG Information Sciences Entrepreneur Fund, L.P. By: WPG VC Fund Adviser, L.L.C., General Partner
By:	/s/ AMAL JOHNSON Amal Johnson, Managing Member

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

Weiss, Peck & Greer Venture Associates V, L.L.C. By: WPG VC Fund Adviser II, L.L.C., Fund Investment Advisory Member
By:	/s/ AMAL JOHNSON Amal Johnson, Managing Member
Weiss, Peck & Greer Venture Associates V-A, L.L.C. By: WPG VC Fund Adviser II, L.L.C., Fund Investment Advisory Member
By:	/s/ AMAL JOHNSON Amal Johnson, Managing Member
Weiss, Peck & Greer Venture Associates V Cayman, L.P. By: WPG VC Fund Adviser II, L.L.C., Fund Investment Advisory Partner
By:	/s/ AMAL JOHNSON Amal Johnson, Managing Member
WPG Information Sciences Entrepreneur Fund II, L.L.C. By: WPG VC Fund Adviser II, L.L.C., Fund Investment Advisory Member
By:	/s/ AMAL JOHNSON Amal Johnson, Managing Member
WPG Information Sciences Entrepreneur Fund II-A, L.L.C. By: WPG VC Fund Adviser II, L.L.C., Fund Investment Advisory Member
By:	/s/ AMAL JOHNSON Amal Johnson, Managing Member

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:
PHIL YEE
/s/ PHIL YEE Phil Yee

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:
Signature block for individuals:
By:

Print Name:

Signature block for entities:
Bedrock Capital Partners I, L.P. By: Bedrock General Partner I, LLC [Print entity name]
By:	/s/ DAVID J. DUVAL
Name:	David J. Duval
Title:	Managing Member

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:
Signature block for individuals:
By:

Print Name:

Signature block for entities:
Credit Suisse First Boston Bedrock Fund, L.P. By: Bedrock General Partner I, LLC, Its Attorney In Fact [Print entity name]
By:	/s/ DAVID J. DUVAL
Name:	David J. Duval
Title:	Managing Member

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:
Signature block for individuals:
By:

Print Name:

Signature block for entities:
VBW Employee Bedrock Fund, L.P. By: Bedrock General Partner I, LLC [Print entity name]
By:	/s/ DAVID J. DUVAL
Name:	David J. Duval
Title:	Managing Member

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:
Signature block for individuals:
By:	/s/ CHARLES H. FERGUSON
Print Name:	Charles H. Ferguson
Signature block for entities:
[Print entity name]
By:

Name:

Title:

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:
Signature block for individuals:
By:

Print Name:

Signature block for entities:
CMGI@VENTURES IV, LLC [Print entity name]
By:	/s/ MARC D. POIRIER
Name:	MARC D. POIRIER
Title:	MANAGING DIRECTOR

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:
Signature block for individuals:
By:	/s/ MICHAEL & KIMBERLY SOLOMON
Print Name:	Michael and Kimberly Solomon
Signature block for entities:
[Print entity name]
By:

Name:

Title:

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:
Signature block for individuals:
By:	/s/ MICHAEL SOLOMON
Print Name:	Michael Solomon
Signature block for entities:
[Print entity name]
By:

Name:

Title:

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:
Signature block for individuals:
By:	/s/ CHARLES R. ENGLES
Print Name:	CHARLES R. ENGLES
Signature block for entities:
[Print entity name]
By:

Name:

Title:

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:
Signature block for individuals:
By:	/s/ BRIAN ELLIOTT
Print Name:	Brian Elliott
Signature block for entities:
[Print entity name]
By:

Name:

Title:

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:
Signature block for individuals:
By:

Print Name:

Signature block for entities:
NEVENS FAMILY 1997 TRUST [Print entity name]
By:	/s/ T. M. NEVENS, Trustee
Name:	T. M. Nevens
Title:	Trustee

[Signature page to Alibris Amended and Restated Investor Rights Agreement]

EXHIBIT A

LIST OF PREFERRED STOCK SHAREHOLDERS

LIST OF PREFERRED STOCK SHAREHOLDERS

Aberdare Ventures
Abramowitz, Marc
Banas, Paul
Bedrock—Bedrock Capital Partners I, LP
Bedrock—Credit Suisse First Boston Bedrock Fund, LP
Brilando, Joseph
CMGI@Ventures B2B Fund
CMGI@VENTURES IV, LLC
Councilman, Brad
DeLeon, Peggy
Diversified Opportunities Group/ Pacific Crest Securities
E. Blair Minniti
Elliott, Brian
Engles, Charles
Epstein, Allan
F&W Investments 2000
F&W Investments LLC—Series 2001
Fayne, Steve
Fenwick & West
Ferguson, Charles
Forgaard, Randy and Julia JTWROS
Gensler Family Trust
Harpeth Holdings
Hutton Living Trust 12/01/96
Joss, Lisa
Kaplan, Bob
KbooK Investors LLC
Kennedy, Roger
Klein, Russ
Louie Properties
Louie, Lawrence G.
Mahaffey, Kenneth
Manley, Martin
Marc L. Abramowitz Trust for Children and Descendants No. 50 Michael F. Solomon, Trustee
McEvoy, Nion
Miller, Jay
Nason, Mark
Nevens Family 1997 Trust
Nevens, Mike
Nevens, Mike and Yvonne
Petrone, John
Pollack, Steve
Prosper Partners
Silicon Valley Bancshares
Small, Bob
Solomon, Michael
Solomon, Michael and Kimberly
Sullivan, Joe
The By-Pass Trust of the Searing Family Trust, Dated October 1, 198

A-1

The deWilde Family Trust UAD 6/21/90
The Frederick W. Gluck 1997 Family Trust dated July 28, 1997
Todoroff, Gary and Devereux, Lynn
VBW Employee Bedrock Fund, LP
Weatherford, Richard
Weiss, Peck & Greer Ventrue Assoc. IV, LLC
Weiss, Peck & Greer Venture Assoc. IV Cayman, LLC
Weiss, Peck & Greer Venture Assoc. V Cayman, LLC
Weiss, Peck & Greer Venture Assoc. V, LLC
Weiss, Peck & Greer Venture Assoc. V-A, LLC
WPG Enterprises Fund III, LLC
WPG Information Sciences Entrepreneur Fund II, LLC
WPG Information Sciences Entrepreneur Fund II-A, LLC
WPG Information Sciences Entrepreneur Fund, LP
Yee, Phil

A-2

EXHIBIT B

LIST OF COMMON SHAREHOLDERS

LIST OF COMMON SHAREHOLDERS

Martin Manley Richard Weatherford Thomas Sawyer Brad Councilman

QuickLinks

  Exhibit 4.02
ALIBRIS AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT
RECITALS
EXHIBIT A LIST OF PREFERRED STOCK SHAREHOLDERS
LIST OF PREFERRED STOCK SHAREHOLDERS
EXHIBIT B LIST OF COMMON SHAREHOLDERS
LIST OF COMMON SHAREHOLDERS